UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2009

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iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 North Research Way, Orem, Utah 84097

(Address of Principal Executive Offices) (Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On March 10, 2009, the Ventura County Superior Court, in the case entitled People of the State of California v. iMergent, Inc., et al., Case No. 56-2007-287557-CU-MC-VTA, entered a Consent Order and permanent injunction (“Judgment”). The terms of the Judgment were agreed to between iMergent, Inc. (the "Company") and the State of California and the District Attorney of Ventura County, California (the “State”). The Judgment stemmed from a temporary injunction entered on August 30, 2007. The temporary injunction was based on a complaint which contended that the Company violated Consumer Protection Laws and mailed solicitations in violation of California statutes.

The Company agreed to pay a total settlement of $850,000. That amount includes fees and refunds to certain customers who file claims. The Company had accrued for the settlement amount in its financial statements for a previous period. To the extent that filed claims exceed the refund amount, refunds will be paid on a pro-rata basis. The State will be entitled to retain as fees any monies not claimed. There are no further costs or fees required to be paid by the Company.

In addition, the Company also agreed to register as a seller under the California Seller Assisted Marketing Plans Act (the “SAMP”). The Company agrees that it will not sell any product with which income representations are made that has an initial required consideration in excess of $500.00 without complying with the SAMP requirements. The Company also agreed to certain actions intended to clarify the business practices of the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Press release entitled, “ iMergent Announces Settlement in California”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ JONATHAN R. ERICKSON
By: Jonathan R. Erickson, Chief Financial Officer
Date: March 12, 2009